Exhibit 99.906.CERT
CERTIFICATIONS PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT
John T. Genoy, President, and Donna M. Handel, Treasurer of SunAmerica Focused Alpha Large-Cap Fund, Inc., (the “registrant”), each certify to the best of his or her knowledge that:

1.	The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such N-CSR report fairly represents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the report.
Dated: February 18, 2009

/s/	John T. Genoy

John T. Genoy
President

/s/	Donna M. Handel

Donna M. Handel
Treasurer